CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.s 2-9302, 2-93052-99, 33-36511, 33-38470, 33-41957, 33-41959, 33-75244, 33-58973, 333-03439, 333-14797, 333-62427, 333-63431, 333-63545, 333-72973, 333-52904, 333-52906, 333-52908, 333-52910, 333-52912, 333-60416 and 333-107499) and in the Registration Statements on Form S-3 (No.s 33-54192, 33-82544, 333-46237, 333-44170, 333-53978, 333-64982, 333-65434, 333-91722, 333-91726, 333-104055, and 333-113520) of Champion Enterprises, Inc., of our report dated October 21, 2005 relating to the balance sheet which is included in this Current Report on Form 8-K.

/s/ [PricewaterhouseCoopers LLP]

Detroit, Michigan

October 25, 2005